EXHIBIT 23.2





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special tax counsel to General Communication, Inc. in the preparation of the Prospectus.




                                          HARRIS, MERICLE & WAKAYAMA, P.L.L.C.


                                          /s/


Seattle, Washington

June 23, 2003